UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2005 (May 23, 2005)

SEITEL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-14488 (Commission File Number)	76-0025431 (IRS Employer Identification No.)

10811 S. Westview Circle
Building C, Suite 100
Houston, Texas 77043

(Address of Registrant's principal executive offices)

(713) 881-8900

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

≅   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

≅   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

≅   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

≅   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.                 Entry into a Material Definitive Agreement

Item 1.01                  Entry into a Material Definitive Agreement

(a)        Chief Financial Officer.  The text set forth in Item 5.02(a) regarding William Restrepo's employment agreement and restricted stock agreement approved by the Seitel, Inc. ("Seitel") board of directors (the "Board") on July 14, 2005, is incorporated into this section by reference.

(b)        Compensation of Named Executive Officers.  On July 14, 2005, Seitel made grants of restricted common stock, par value $.01 per share (the "Common Stock"), to its named executive officers as follows:

Kevin Callaghan, Chief Operating Officer and Executive Vice President	100,000 shares

Robert Simon, President-Seitel Data, Ltd.	75,000 shares

Marcia Kendrick, Senior Vice President, Chief Accounting Officer, Treasurer, Acting Chief Financial Officer and Acting Secretary	36,000 shares

Garis Smith, President Olympic Seismic, Ltd.	50,000 shares

            With the exception of Marcia Kendrick, these awards were made to the executives in addition to and outside of Seitel's annual incentive plan established in January of 2005 (the "Incentive Plan").  These additional awards were made in recognition of the executive's performance and contributions to Seitel in the first six months of 2005.

            Marcia Kendrick was added to the category of executive officers eligible for guaranteed stock options or other equity-based awards ("Key Executive Awards") under the Incentive Plan.  Ms. Kendrick's award of 36,000 shares of restricted Common Stock represents her 2005 Key Executive Award, which was based on the July 14, 2005 closing price of the Common Stock ($1.39 per share).  This Key Executive Award represents approximately 25% (Ms. Kendrick's target for Key Executive Awards) of her base salary.

All of the above described restricted stock grants will vest as to one-third of the shares on each of July 14, 2006, 2007 and 2008.  Each of the restricted stock grants will be 100% vested on the date immediately preceding a change in control, and upon termination resulting from the executive's death or disability.  These grants were made under Seitel's 2004 Stock Option Plan and subject to the form of Restricted Stock Award Agreement filed as Exhibit 10.2 to Seitel's 2004 Form 10-K.

Garis Smith was determined by the Board to be an executive officer, as defined by the rules promulgated under the Securities Exchange Act of 1934, as amended, on May 23, 2005.  Mr. Smith is the president of Seitel's wholly owned subsidiary, Olympic Seismic, Ltd.  His annual base salary is $240,000 (Canadian dollars) and he is eligible for cash bonuses and incentive equity-based awards under the Incentive Plan.  Under the Incentive Plan, Mr. Smith's target for a cash bonus is 45% of his base salary and his target for an incentive-based equity award is 50% of his cash bonus amount.

Section 5.        Corporate Governance and Management

 Item 5.02         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a)        Appointment of Chief Financial Officer

On July 14, 2005, the Board appointed William Restrepo, 46, as Seitel's chief financial officer, executive vice president and secretary, effective July 25, 2005.  Mr. Restrepo will join Seitel on July 25, 2005, which is the commencement date for the term of his employment agreement (the "Employment Agreement") entered into on July 14, 2005.

Over the last 20 years, Mr. Restrepo has held various financial and operational positions at Schlumberger Limited, a worldwide oilfield service provider.  His positions included regional VP and general manager, corporate treasurer, and other senior financial executive and controller positions with international posts in Europe, South America and Asia. Most recently he has been based in Houston, where he has served as the chief financial executive for the North and South America area, responsible for $5 billion in revenues. Mr. Restrepo holds a master's degree in finance and accounting, a bachelor's degree in economics and a bachelor's degree in civil engineering.

Mr. Restrepo's Employment Agreement is for an initial term of two years with automatic extensions of one year, unless either party gives 30 days prior written notice of an election not to extend the term.  The Employment Agreement provides that Mr. Restrepo shall be paid an annual base salary of $240,000 and an annual cash bonus of up to 100% of his base salary under Seitel's annual incentive plan, subject to the goals and terms and conditions established by Seitel's Board or its compensation committee.

During the term of the Employment Agreement, Mr. Restrepo shall receive annual awards of stock options or other equity-based compensation in an amount equal to 50% of his base salary (the "Guaranteed Key Executive Award").  Additionally, if Mr. Restrepo meets the goals, terms and conditions to receive a cash bonus, he shall receive an additional award of stock options or other equity-based awards for such calendar year in an amount equal to 50% of the cash bonus (the "Performance Equity Award").

Mr. Restrepo's cash bonuses, Guaranteed Key Executive Awards and Performance Equity Awards will be made in connection with Seitel's annual incentive plan.  Under the Incentive Plan, Mr. Restrepo's target cash bonus is 50% of base salary, which will be prorated in the discretion of the compensation committee because of his July 25, 2005 commencement date.  Likewise, his 2005 Guaranteed Key Executive Award and any 2005 Performance Equity Award will reflect proration.  The Guaranteed Key Executive Award will be valued at approximately $52,600 on the date of grant (expected in early January 2006).

As an inducement to join Seitel, it has agreed to grant 90,000 shares of Seitel's Common Stock as restricted stock (the "Inducement Restricted Stock") to Mr. Restrepo on or about July 25, 2005.  The Inducement Restricted Stock will be granted under Seitel's 2004 Stock Option Plan and subject to the terms of a restricted stock agreement (the "Restricted Stock Agreement") to be entered into on the date of grant.  One-third of the shares of Inducement Restricted Stock shall vest on each of the first, second and third anniversary of the date of grant.

In the event of Mr. Restrepo's termination, Seitel shall pay any unpaid base salary and other amounts owed to him under any of its plans or programs, in accordance with such plans or programs.  The Employment Agreement provides and the Restricted Stock Agreement shall provide for additional benefits under certain circumstances as summarized below.

  Upon termination by Seitel without cause, or resignation by Mr. Restrepo for good reason prior to a change in control, the Inducement Restricted Stock shall be 100% vested, he shall be entitled to a payment of two times his annual base salary to be paid pro rata over a twenty-four month period, and he shall continue participation for a period of twelve months in Seitel's medical and dental benefit plan.

  If Mr. Restrepo is terminated on account of disability, he shall be entitled to continuation of payment of his base salary and cash bonus in accordance with Seitel's normal payroll practices through the earlier of the end of the term of employment under the Employment Agreement or one year from the date of his termination.  These payments shall be reduced by any disability insurance payments payable to Mr. Restrepo from any policy, plan or program that Seitel sponsors. The Inducement Restricted Stock shall be 100% vested on the date of termination resulting from Mr. Restrepo's disability or death.

   If Seitel elects not to extend the term of the Employment Agreement, the Inducement Restricted Stock shall be 100% vested, Seitel shall continue to pay his annual base salary over a period of twelve months, and he shall continue participation in Seitel's medical plan for a period of twelve months.

   In the event Mr. Restrepo's employment is terminated without cause, voluntarily or involuntarily, after a change in control, he shall be entitled to an amount equal to two times his base salary to be paid in a lump sum as soon as administratively feasible after such date of termination. The Inducement Restricted Stock shall be 100% vested on the date immediately preceding a change in control.  Additionally, Mr. Restrepo shall be entitled to continued participation in Seitel's medical and dental plan for a period of twelve months.

If all or any portion of the amount of any payment or continuation of benefits would not be deductible for federal income tax purposes by Seitel by reason of the application of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, the aggregate amount of such payment shall be reduced until (i) no portion of the total amount of all payments and continuation of benefits is not deductible by Seitel or (ii) the aggregate amount of such payment and continuation of benefits is reduced to zero.

The Employment Agreement will be operated and amended, at Seitel's discretion, as necessary to comply with Section 409A of the Code.

For purposes of the termination benefits described above:

  a "change in control" can mean the occurrence of any of the following events: (i) any person, other than Seitel or its affiliates, acquires securities of Seitel and immediately becomes the beneficial owner of 50% or more of the combined voting power of Seitel's then outstanding securities; (ii) during any period of two consecutive years, individuals constituting the Board at the beginning of such period, and any other director whose election by the stockholders of Seitel was approved by at least two-thirds of the directors at the beginning of such period, cease for any reason to constitute at least a majority of the Board; (iii) the consummation of a merger of Seitel with any other entity, other than a merger where the voting securities of Seitel represent 50% or more of the voting power of the surviving or resulting entity; (iv) approval of a plan for the sale or disposition of substantially all of the assets of Seitel by its stockholders in which case the Board shall determine the effective date of the change in control resulting therefrom; or (v) any other event which the Board determines would materially alter the structure of Seitel or its ownership.

  "cause" shall mean:  (i) willful misconduct or gross negligence by Mr. Restrepo in the performance of his duties; (ii) breach of the Employment Agreement or failure by Mr. Restrepo to perform his duties, which are not cured within ten days of written notice; (iii) material violation of Seitel's code of business conduct or its policies and procedures by Mr. Restrepo; or (iv) conviction of Mr. Restrepo of, or plea of nolo contendere to, a felony, or his engagement in fraud or other willful misconduct which is injurious to the business or reputation of Seitel.

  "good reason" shall mean: (i) a material diminution in Mr. Restrepo's title and duties; (ii) a reduction in Mr. Restrepo's base salary; (iii) a change in reporting structure of Mr. Restrepo's position; or (iv) the relocation of Mr. Restrepo's principal place of employment by more than fifty (50) miles.

On July 19, 2005, Seitel issued a press release announcing the appointment of Mr. Restrepo as its Chief Financial Officer.  A copy of the press release is attached as Exhibit 99.1 to this report.

(b)        Acting Chief Financial Officer.  Upon the commencement of Mr. Restrepo's employment with Seitel on July 25, 2005, Marcia Kendrick will no longer serve as acting chief financial officer and acting secretary.

Section 8.        Other Events.

Item 8.01         Other Events

             On July 14, 2005, the Board appointed Jay H. Golding as the audit committee chairman and determined that Mr. Golding qualifies as the audit committee financial expert within the meaning of the applicable Securities and Exchange Commission regulations.

Section 9.        Financial Statements and Exhibits.

Item 9.01         Financial Statements and Exhibits

(c)        Exhibits

            99.1     Press Release dated July 19, 2005.

[Signature page follows]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATED this 20th day of July 2005.

                                                                               SEITEL, INC.

                                                                               By:      /s/ Marcia H. Kendrick

Marcia H. Kendrick,

Senior Vice President,

Acting Chief Financial Officer,

Chief Accounting Officer and

Acting Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 19, 2005.